POWER OF ATTORNEY

      The undersigned Jeffrey Haas, Joseph Hankin, Terry Carter, Peter Ochs, George Mileusnic, John Pileggi,  and Thomas Kice, Trustees of the American Independence Funds Trust (the "Trust" or the "Funds"), an open-end management investment company organized in Delaware, do hereby constitute and appoint Theresa Donovan, Eric Rubin, and Jon Rand and each of them individually, my true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Trust to comply with:

            (i) the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the Funds under the Investment Company Act of 1940, as amended; and

            (ii) state securities laws and any rules, regulations, orders or other requirements of state securities commissions, in connection with the registration under state securities laws of the Funds and with the registration under state securities laws of shares of beneficial interest of the Funds to be offered by the Funds;

including specifically, but without limitation of the foregoing, power and authority to sign the name of the Trust in its behalf and to affix its seal, and to sign the name of such Trustee in his behalf as such Trustee to any amendment or supplement (including post-effective amendments) to the registration statement or statements filed with the Securities and Exchange Commission under such Investment Company Act of 1940, as amended, and to execute any instruments or documents filed or to be filed as part of or in connection with such registration statement or statements, and to execute any instruments or documents filed or to be filed as a part of or in connection with compliance with state securities laws, including, but not limited to, all state filings for any purpose, state filings in connection with corporate or trust organization or amending corporate or trust documentation, filings for purposes of state tax laws and filings in connection with blue sky regulations; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

This power of attorney hereby revokes any and all powers of attorney previously granted by the undersigned in connection with the aforementioned matters.

This Power of Attorney may be signed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned places his hand as of this 23rd day of March, 2012.

/s/ Jeffrey Haas	/s/ George Mileusnic
Jeffrey Haas	George Mileusnic
/s/ Joseph Hankin	/s/ Peter Ochs
Joseph Hankin	Peter Ochs
/s/ Terry Carter	/s/ Thomas Kice
Terry Carter	Thomas Kice
/s/ John Pileggi
John Pileggi